Exhibit 5.1

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

5335 WISCONSIN AVENUE, N.W., SUITE 780

WASHINGTON, D.C. 20015

TELEPHONE (202) 274-2000

FACSIMILE (202) 362-2902

www.luselaw.com

WRITER’S DIRECT DIAL NUMBER	WRITER’S EMAIL

(202) 274-2000

November 21, 2011

The Board of Directors

Bridge Bancorp, Inc.

2200 Montauk Highway

Bridgehampton, New York

Re:        Bridge Bancorp, Inc.

Common Stock, Par Value $0.01 Per Share

Ladies and Gentlemen:

We have acted as counsel to Bridge Bancorp, Inc., a New York corporation (the “Company”), in connection with the Company’s registration under the Securities Act of 1933, as amended, and offering of shares of the Company’s common stock, par value $0.01 per share, having an aggregate gross sales price of up to $10,000,000 (the “Shares”) in accordance with the Sales Agency Agreement related to the Shares, dated November 21, 2011, by and between the Company and Sandler O’Neill & Partners, L.P. (the “Sales Agency Agreement”). We have reviewed the Company’s Certificate of Incorporation, Registration Statement on Form S-3 (File No. 333-160240) (the “Registration Statement”), the prospectus supplement (the “Prospectus”) filed with the Securities and Exchange Commission (“SEC”) on November 21, 2011 (including the base prospectus included in the Registration Statement at the time the Registration Statement was declared effective by the SEC), applicable statutes and regulations governing the Company and the offer and sale of the Shares, and such other documents, corporate records, certificates of corporate officers and public officials, and instruments as we have deemed necessary or appropriate as a basis for the opinion set forth herein.  The opinion expressed below is limited to the New York Business Corporation Law.

The Shares may be issued and sold or delivered from time to time as set forth in the Registration Statement, the Prospectus, and the Sales Agency Agreement.

Based upon the foregoing, and subject to the assumptions, exceptions, limitations, and qualifications stated herein, we are of the opinion that, when issued, delivered, and paid for in the manner and in accordance with the terms set forth in the Registration Statement, the Prospectus and the Sales Agency Agreement, the Shares will be validly issued, fully paid, and nonassessable.

LUSE GORMAN POMERENK & SCHICK

A PROFESSIONAL CORPORATION

Bridge Bancorp, Inc.

November 21, 2011

We hereby consent to our firm being referenced under the captions “Legal Matters” and “Legal Opinions” in the Prospectus, and for inclusion of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ LUSE GORMAN POMERENK & SCHICK
LUSE GORMAN POMERENK & SCHICK
A PROFESSIONAL CORPORATION